Exhibit 10.5

EZCORP, INC.
Amended and Restated
2022 Long-Term Incentive Plan
Effective November 15, 2022

I — General
1.1Purpose — The Amended and Restated 2022 Long-Term Incentive Plan (the “Plan”) has been established by EZCORP, Inc., a Delaware corporation (the “Company”), to attract and retain qualified employees, consultants and directors and motivate them to achieve long-term goals, to provide incentive compensation opportunities that are competitive with those of similar companies and to further align Participants' interests with those of the Company's other stockholders through compensation alternatives based on the Company's common stock, thereby promoting the long-term financial interests of the Company and enhancing long-term stockholder return.
1.2    Term — The Plan became effective as of March 1, 2022 (the “Effective Date”) and shall remain effective as long as Awards (as defined in Section 2.1) granted under the plan remain outstanding.
1.3    Replacement of Existing Plan — No further awards will be made under the 2010 Long-Term Incentive Plan (the “2010 Plan”) from and after January 1, 2022, but the provisions of the 2010 Plan shall continue to be applicable to the awards made under such plan that are outstanding as of December 31, 2021 and the “Authorized Shares” under the 2010 Plan (as specified in Section 3.1 of such plan) shall remain available to satisfy such awards.

II — Awards and Participants
2.1    Types of Awards — Awards granted under the Plan (“Awards”) shall represent rights to acquire shares of the Company’s Class A Non-Voting Common Stock, par value $0.01 per share (“Stock”), and may consist of the following:
(a)    Restricted Stock — A grant of Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of specified conditions or the achievement of specified performance goals; or
(b)    Restricted Stock Unit — A right to receive Stock in the future, with the right to future delivery of such Stock being subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of specified conditions or the achievement of specified performance goals.
Awards may be granted singly or in combination with other Awards. Awards also may be made in combination with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan, contract or agreement of the Company.
2.2    Eligibility and Participation —
(a)    The persons eligible to receive Awards under to the Plan (the “Eligible Recipients”) shall consist of:
(1)    Employees of the Company and its Subsidiaries (as defined below);

(2)    Members of the Company’s Board of Directors (the “Board”) who are not employees of the Company or any of its Subsidiaries (the “Non-Employee Directors”); and
(3)    Consultants, independent contractors or advisors to the Company or its Subsidiaries whom the Committee identifies as having a direct and significant effect on the performance of the Company or any of its Subsidiaries.
As used herein, the term “Subsidiary” shall mean any entity of which 50% or more of the total combined voting power of all classes of securities entitled to vote is owned, directly or indirectly, by the Company; provided, however, that the Committee may use any other definition of "Subsidiary" it deems necessary or desirable in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan.
(b)    No Eligible Recipient shall be entitled to receive any Award under the Plan unless and until the Award to such Eligible Recipient has been approved by the Board pursuant to Section 4.1 and such Eligible Recipient has actually received such Award (thereafter, a “Participant”). The designation of an Eligible Recipient to receive any Award under the Plan shall not require the designation of that person to receive any other Award under the Plan.
(c)    The Plan does not constitute a contract of employment with any Eligible Recipient or Participant, and selection as a Participant will not give any Eligible Recipient the right to be retained in the employ of the Company or any Subsidiary or to continue to provide services to the Company or any Subsidiary.

III — Shares Available For Awards
3.1    Authorized and Available Shares — The total number of shares of Stock that may be issued pursuant to Awards under the Plan (the “Authorized Shares”) shall be such number as is approved from time to time by the holder (the “Voting Stockholder”) of the issued and outstanding shares of the Company’s Class B Voting Common Stock, par value $0.01 per share (the “Voting Stock”). At any time, the number of shares of Stock that may then be issued pursuant to Awards under the Plan (the “Available Shares”) shall be equal to the difference between (a) the number of Authorized Shares at such time and (b) the sum of (1) the number of shares of Stock subject to issuance upon settlement of then outstanding Awards and (2) the number of shares of Stock that have been previously issued upon settlement of Awards. No Award may cover a number of shares of Stock in excess of the number of Available Shares then existing.
3.2    Restoration of Shares — If the shares of Stock subject to any Award are not issued or cease to be issuable for any reason (including because the Award is forfeited, cancelled or terminated, is settled in cash in lieu of Stock or is exchanged for other Awards or because such Shares were withheld to cover applicable tax withholding), such shares shall no longer be charged against the number of Authorized Shares in calculating the number of Available Shares under Section 3.1 and shall again be included in Available Shares.
3.3    Adjustments to Number of Authorized Shares and Available Shares — If there is any change in the number of outstanding shares of Stock by reason of a stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the number of Authorized Shares and the number of Available Shares (as well as the number of shares subject to, and other appropriate terms of, any outstanding Award) will be automatically adjusted to accurately and equitably reflect the effect thereon of such change. The adjustments required by this Section 3.3 shall be made by the Board, and its determination as to what adjustments should be made and the extent thereof will be final, binding and conclusive.

3.4    Source of Stock — Shares of Stock issued under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares.
3.5    No Fractional Shares — No fractional shares shall be issued under the Plan, upon settlement of any Award or upon any adjustment to an Award pursuant to Section 3.3. Any fractional share that would otherwise be issuable shall be cancelled with no payment of consideration.

IV — Approval of Awards, Participants and Award Terms
4.1    General — All Awards under the Plan (including the type, recipient, amount and terms) shall be subject to review and approval by the Board, and no Award may be made under the Plan without the approval of the Board; provided, however, that if the Voting Stockholder is not a member of the Board, then Awards under the Plan shall also require the approval of the Voting Stockholder.
4.2    Terms of Awards — Subject to the provisions of the Plan, the People and Compensation Committee of the Board (the “Committee”) shall determine the type of Awards to grant, select those Eligible Recipients who are to receive Awards and establish the terms of Awards, and shall submit its recommendations to the Board for approval pursuant to Section 4.1. In selecting Eligible Recipients to receive Awards and in determining the type, amount and terms of their respective Awards, the Committee may consider any and all factors that it deems relevant or appropriate.
The Award terms established and recommended by the Committee shall include the following (as applicable):
(a)    The number of shares of Stock subject to the Award;
(b)    The schedule on which the Award, or portions thereof, vest or applicable restrictions lapse (including the service requirements, performance goals or other conditions under which the Award vests or restrictions lapse); and
(c)    The termination and expiration of the Award.
The Committee may include in any Award terms that provide for the acceleration of vesting and lapse of restrictions, as applicable, upon or following a Participant's death, Normal Retirement (as defined in Section 4.9(b)) or Permanent Disability (as defined in Section 4.9(c)).
Unless otherwise specified by the Board, each Award (other than Awards issued pursuant to Section 4.8) shall be deemed to include the Change in Control Provisions, which shall apply to such Award regardless of whether they are explicitly set forth in the Award Agreement applicable to such Award. Each such Award Agreement issued prior to November 15, 2022 shall be, and is hereby, amended to include such provisions.
4.3    Award Agreements — Each Award shall be evidenced by a written agreement issued by the Company and setting forth the terms, provisions and conditions of such Award (an “Award Agreement”). Each Award Agreement shall be consistent with the terms of the Award as approved by the Board pursuant to Section 4.1, shall be in such form as may be specified by the Committee and may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the recipient through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, an Eligible Recipient shall be required to affirmatively accept the Award and agree to the terms, provisions and conditions set forth in the Award Agreement by physically or electronically executing the Award Agreement or by otherwise physically or electronically acknowledging such acceptance and agreement.
4.4    Transferability of Awards — A Participant may not sell, assign, transfer, pledge or otherwise dispose of any Award, and the benefits of an Award shall run solely to the Participant named in the Award Agreement applicable to such Award. This restriction shall not apply to shares of Stock that are issued in connection with the settlement of an Award.
4.5    Dividends and Dividend Equivalents — An Award may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Stock subject to the Award; provided, however, that such payments shall be subject to the same vesting provisions as are applicable such Stock and any dividend or dividend equivalent payments with respect to Stock subject to the Award shall be credited to an account for the Participant to be settled when and if such Stock vests.
4.6    Settlement of Awards — The Company’s obligation to settle Awards may be satisfied through the delivery of Stock, cash payments, the granting of replacement Awards or any combination thereof, as the Board shall approve upon the recommendation of the Committee. Satisfaction of any such obligations under an Award may be subject to such conditions, restrictions and contingencies as recommended by the Committee and approved by the Board. The Board may permit or require the deferral of any Award settlement, subject to such rules and procedures as may be established by the Committee, which may include provisions for the payment or crediting of interest, dividends or dividend equivalents.
4.7    Withholding of Taxes — All distributions under the Plan (including the grant of Awards and the issuance of Stock, cash or other consideration in settlement of an Award) are subject to withholding of all applicable taxes, and the delivery of any Award (or the issuance of any Stock, cash or other consideration in settlement thereof) may be conditioned on the satisfaction of applicable withholding obligations. The Committee, subject to such requirements as it may impose, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock that the Participant already owns or through the surrender or withholding of shares of Stock to which the Participant is otherwise entitled under the Plan. The Company shall not loan funds to any Participant for the purpose of paying taxes associated with the grant or vesting of an Award or for any other purpose relating to an Award.
4.8    Awards to Non-Employee Directors — Non-Employee Directors shall not be eligible to receive any Awards under the Plan other than the Awards specified in this Section.
(a)    Discretionary Awards — The Board, upon the recommendation of the Committee and in its discretion, may grant an Award to any Non-Employee Director. Awards under this Section are discretionary, and until the Board approves an Award to a Non-Employee Director, such Non-Employee Director shall not have any right or claim to any Award. The receipt of an Award under the Plan shall not give any Non-Employee Director any right or claim to receive any other Award under the Plan, and the Board may determine that any or all Non-Employee Directors are not eligible to receive Awards under the Plan for an indefinite period or for any specified period.
(b)    Terms of Non-Employee Director Awards — In connection with the grant of an Award under this Section, the Board, upon the recommendation of the Committee and in its discretion, shall establish the terms and provisions of such Award; provided, however, that the vesting period for any Award shall be no less than six months from the date of grant.
4.9    Certain Defined Terms — As used herein, the following terms shall have the respective meanings indicated below:
(a)    “Change in Control Provisions” means the terms and provisions set forth in Appendix A.
(b)    “Normal Retirement” means, with respect to any Participant, a voluntary termination of such Participant’s employment with the Company or any of its Subsidiaries on or after attaining the age 65 or age 60 with at least 5 years of service.

(c)    “Permanent Disability” means, with respect to any Participant, a condition such that the Participant by reason of physical or mental disability becomes unable to perform his or her normal duties for more than 180 days in the aggregate (excluding infrequent or temporary absence due to ordinary transitory illness) during any twelve-month period.

V — Plan Governance and Administration
5.1    Administration — The Plan shall be administered by Committee, which shall have the authority to construe and interpret the Plan and Awards granted hereunder, to establish and amend rules for Plan administration and to make all other determinations that it deems necessary or advisable for the effective administration of the Plan.
5.2    Authority and Liability — In all matters relating to the Plan, the Board and the Committee shall act in a manner that is consistent with the Company's certificate of incorporation and by-laws and all applicable laws, rules and regulations, and all actions and decisions of the Committee shall be consistent with the terms of Awards approved by the Board pursuant to Section 4.1. The decisions and determinations of the Board and the Committee shall be made in accordance with their respective judgment as to the best interests of the Company and its stockholders and the furtherance of the purposes of the Plan, and shall be final and binding (subject to further review and approval by the Voting Stockholder if required by the provisions of the Plan). No member of the Board or the Committee, nor the Voting Stockholder, shall be personally liable for any action or determination relating to the Plan or any Award that was taken or made in good faith.
5.3    Delegation — The Board or the Committee may delegate any or all of its authority and responsibilities with respect to the Plan and Awards, on such terms and conditions as it considers appropriate, to the Chief Executive Officer of the Company; provided, however, that determinations, decisions and approvals regarding Awards or other benefits under the Plan to the Company’s Executive Officers (as designated from time to time by the Board) may not be delegated and shall be made by the Board and the Committee, as the case may be.

VI — Miscellaneous Provisions
6.1    Amendment and Termination — The Board may at any time and in any way amend, suspend or terminate the Plan or any Award granted under the Plan; provided, however, that no such amendment, suspension or termination may materially impair any Award then outstanding without the consent of the holder of such Award; and provided further, however, that without the approval of the Voting Stockholder, no amendment to the Plan may increase the number of Authorized Shares or modify the provisions of Section 3.1 or otherwise affect the provisions of the Plan granting the approval rights to the Voting Stockholder.
6.2    Liability of the Company — By accepting any benefits under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consented to, any action taken or made under the Plan by or at the direction of the Company, the Board or the Committee. No Participant or any person claiming under or through a Participant shall have any right or interest, whether vested or otherwise, in the Plan or in any Award hereunder, contingent or otherwise, unless and until such Participant shall have complied with all of the terms, conditions and provisions of the Plan and the Award Agreement relating thereto. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation which may be created by the Plan.
6.3    Unfunded Plan — Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards, any such accounts will be used merely as an administrative convenience. Except for the holding of Restricted Stock in escrow, the Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of Stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.
6.4     Compliance With Applicable Laws — Notwithstanding any other provision of the Plan or any Award Agreement, the Company shall have no obligation to issue any shares of Stock under the Plan or pursuant to any Award unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the Plan or pursuant to an Award, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. The certificates representing the shares of Stock issued pursuant to an Award under the Plan may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws and regulations.
6.5    Governing Law and Venue — The Plan and Awards granted hereunder (including Award Agreements evidencing such Awards) will be governed by and construed in accordance with the laws of the State of Delaware, United States of America, other than with respect to choice of laws, rules and principles. Venue for any and all disputes arising out of or in connection with the Plan, any Award hereunder or any Award Agreement shall exclusively be in Travis County, Texas, United States of America, and the courts sitting in Travis County, Texas, United States of America shall have exclusive jurisdiction to adjudicate such disputes.
6.6    Foreign Jurisdictions — To the extent that the Committee determines that the material terms approved by the Board or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Board, upon the recommendation of the Committee, will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Board approves to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Board, upon the recommendation of the Committee, may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Voting Stockholder.
6.7    Use of Terms —
(a)    Words of any gender (whether masculine, feminine or neuter) shall be deemed to include all other genders. Words of the singular number shall be deemed to include the plural number, and vice versa, where applicable.
(b)    When used herein, the word "including" means "including, without limitation."
(c)    Unless otherwise specified, references herein to Articles or Sections shall be deemed to be references to Articles or Sections, as applicable, of the Plan. When used herein, the words "hereof," "herein" and "hereunder" and words of similar import shall refer to the Plan as a whole and not to any particular provision of the Plan.

APPENDIX A
Terms used, but not otherwise defined, in this Appendix A shall have the respective meanings set forth in the Plan.
Change in Control Provisions
1.    Accelerated Vesting — If a Participant has a Qualifying Termination, then:
(a)    The Participant’s outstanding Time-Based Awards shall become fully vested and any restrictions thereon shall lapse; and
(b)    The performance goals or other vesting criteria applicable to the Participant’s outstanding Performance-Based Awards shall be deemed achieved at target levels (i.e., 100% payout) and such Awards shall become fully vested on that basis and any restrictions thereon shall lapse. Any Performance-Based Award applicable to any completed fiscal year in which the stated performance goal was not met at or above the minimum level (i.e., 50% payout) shall not be considered to be “outstanding” for purposes of this subsection (b).
2.    Defined Terms — As used herein, the following words and phrases shall have the respective meanings indicated below.
(a)     Annual Base Salary — With respect to any Participant, the annual base salary paid or payable to such Participant (including any base salary that is subject to deferral at the election of the Participant) by the Company or any of its Affiliates at the greater of (a) the rate in effect (or required to be in effect before any diminution that is a basis of the Participant’s termination for Good Reason) on the Date of Termination or (b) the rate in effect immediately prior to the Change in Control.
(b)    Business Combination — A reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries; a sale or other disposition of all or substantially all the assets of the Company; or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries.
(c)    Cause — With respect to any Participant:
(i)    The Participant’s willful failure to perform the Participant’s duties (other than any such failure resulting from incapacity due to physical or mental illness);
(ii)    The Participant’s willful failure to comply with any valid and legal directive of the person or entity to whom the Participant reports;
(iii)    The Participant’s conviction of, or entering into a plea of either guilty or nolo contendere to, any felony or any misdemeanor involving material acts of moral turpitude, embezzlement, theft or other similar act;
(iv)    The Participant’s willful engagement in serious misconduct in the performance of the Participant’s duties;
(v)    The Participant’s willful and material violation of any policy of the Company or any of its Subsidiaries (including the Company’s Code of Conduct); or
(vi)    The Participant’s willful and material violation of the Restrictive Covenant Agreement between such Participant and the Company.
(d)    Change in Control — The occurrence of any of the following events:
(i)    Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange

Act of 1934) of 50% or more of the combined voting power of the Outstanding Company Voting Securities;
(ii)    Consummation of a Business Combination, unless immediately thereafter, all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; or
(iii)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, any acquisition or beneficial ownership of Outstanding Company Voting Securities by, or transfer of Outstanding Company Voting Securities to, Phillip E. Cohen or any of his heirs or any entity owned or controlled by Phillip E. Cohen or any of his heirs, shall not constitute a Change in Control.
(e)    Date of Termination —
(i)    If the Participant’s Employment is terminated by the Company for Cause, the date of the Participant’s receipt of the Notice of Termination from the Company or such later date specified in the Notice of Termination;
(ii)    If the Participant’s Employment is terminated by the Participant for Good Reason, the date of the Company’s receipt of the Notice of Termination from the Participant or such later date specified in the Notice of Termination;
(iii)    If the Participant’s Employment is terminated by the Company other than for Cause or Permanent Disability, the date on which the Company notifies the Participant of such termination;
(iv)    If the Participant resigns without Good Reason, the date on which the Participant notifies the Company of such termination; and
(v)    If the Participant’s Employment is terminated by reason of the Participant’s death or Permanent Disability, the date of death of the Participant or the 30th day after receipt of the Notice of Termination by the Participant, as the case may be.
Notwithstanding the foregoing, in no event shall the Date of Termination occur until the Participant experiences a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and the date on which such separation from service takes place shall be the “Date of Termination.”
(f)    Employment — With respect to any Participant, such Participant’s full-time employment with the Company or any of its Subsidiaries.
(g)    Good Reason — With respect to any Participant, any of the following actions taken without such Participant’s written consent:
(i)    The Participant is assigned duties materially inconsistent with such Participant’s position, duties, responsibilities and status with the Company during the 90-day period immediately preceding a Change in Control;
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(ii)    The Participant’s position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control (whether or not occurring solely as a result of the Company ceasing to be a publicly traded entity);
(iii)    A material reduction in the Participant’s Annual Base Salary or total annual compensation opportunity from such Annual Base Salary or total annual compensation opportunity, as the case may be, as in effect at the time of the Change in Control or (if higher) at the Date of Termination in the event of a termination of Employment after a Change in Control;
(iv)    The Company requires the Participant regularly to perform such Participant’s duties of Employment beyond a 50-mile radius from the location of the Participant’s Employment immediately prior to the Change in Control;
(v)    The Company fails to obtain a satisfactory agreement from any successor to assume and perform the Plan, as contemplated by Article V below; or
(vi)    Any other action or inaction that constitutes a material breach by the Company of the Plan with respect to such Participant.
In order to invoke a termination of Employment for Good Reason, the Participant shall provide a Notice of Termination to the Company’s Chief Legal Officer within 90 days following the initial existence of any of the conditions described in clauses (i) through (vi) above, which notice shall specify in reasonable detail the conditions constituting Good Reason. The Company shall have a period of 30 days following receipt of such Notice of Termination during which it may remedy the conditions cited in the Notice of Termination. In the event that the Company fails to remedy such conditions during such 30-day period, in order for the termination of Employment to constitute a termination for Good Reason, the Participant’s “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time) must occur, if at all, on or before the later of (A) the second anniversary of the initial existence of any of the conditions constituting Good Reason or (B) the second anniversary of the Change in Control. The Participant’s mental or physical incapacity following the occurrence of an event described in clauses (i) through (vi) above shall not affect the Participant’s ability to terminate employment for Good Reason and the Participant’s death following delivery of a Notice of Termination invoking a termination of Employment for Good Reason shall not affect the Participant’s estate’s entitlement to Separation Benefits provided hereunder.
(h)    Notice of Termination — A written notice of the termination of a Participant’s Employment (whether given by the Company or by the Participant) that (i) indicates the specific termination provision relied upon and (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Participant’s Employment under the provision so indicated. The failure by the Participant or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Participant or the Company, respectively, hereunder or preclude the Participant or the Company, respectively, from asserting such fact or circumstance in enforcing the Participant’s or the Company’s respective rights hereunder.
(i)    Outstanding Company Voting Securities — At any time, the then-outstanding voting securities of the Company entitled to vote generally in the election of directors.
(j)    Performance-Based Award — An unvested Award (or portion thereof) the vesting of which is contingent in whole or in part on the achievement of specified performance goals or other conditions (other than the passage of time or continued service). Notwithstanding the foregoing, any portion of a Performance-Based Award that has been designated as “available to vest” (i.e., “banked”) under the terms of the applicable
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Award Agreement shall be considered to be a Time-Based Award rather than a Performance-Based Award.
(k)    Qualifying Termination — With respect to any Participant, the termination of such Participant’s Employment (i) by the Company for any reason other than Cause or (ii) by the Participant for Good Reason, so long as, in either case, such termination of Employment either (A) occurs after a Change in Control and on or prior to the second anniversary of the Change in Control or (B) occurs prior to a Change in Control and the Participant demonstrates that such termination was requested or otherwise occurred in connection with a potential Change in Control. A Qualifying Termination that occurs prior to a Change in Control will be deemed to occur upon the occurrence of the Change in Control. Notwithstanding the above, the termination of a Participant’s Employment by reason of their death, Permanent Disability or retirement under a mandatory retirement policy of the Company or any of its Subsidiaries that is approved by the Board prior to, and not in contemplation of, a Change in Control shall not constitute a Qualifying Termination.
(l)    Time-Based Award — An unvested Award the vesting of which is contingent solely on the passage of time or continued service. For this purpose, any portion of a Performance-Based Award that has been designated as “available to vest” (i.e., “banked”) under the terms of the applicable Award Agreement shall be considered to be a Time-Based Award.
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